Exhibit 99.B(e)(1)(i)

AMENDED SCHEDULE OF APPROVALS

with respect to the

UNDERWRITING AGREEMENT

between

ING SERIES FUND, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Funds

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Aeltus Money Market Fund

ING Balanced Fund

ING Classic Index Plus Fund

ING Global Science and Technology Fund

ING Growth and Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Growth Fund

ING Small Company Fund

ING Strategic Allocation Conservative Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Moderate Fund